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                                                                 (EXHIBIT 10.20)
August 1, 1997



Ambac Assurance Corporation
One State Street Plaza
New York, NY   10004

Attention:  Mr. Bill Mitchell

Dear Sirs:

Reference is made to the Lease between South Ferry Building Company, Landlord, and Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation), Tenant, dated January 1, 1992 (as amended from time to time, the "Lease"). Capitalized terms not defined herein shall have their respective meanings as set forth in the Lease.

Landlord and Tenant hereby agree that the Lease be amended as follows:

1. The "Expiration Date" of the Lease as defined in Section 1.03 of the Lease is hereby changed to September 30, 2019 for the entire Premises (i.e., the existing premises and the additional premises added pursuant to this Amendment).

2. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord and adds to the Premises under the Lease, the entire nineteenth (19/th/) floor, substantially as shown cross-hatched on Exhibit A annexed hereto (the "19/th/ Floor Space") for the period commencing on May 1, 1997 and ending on the Expiration Date (or sooner termination of the Lease), pursuant to the terms, covenants, conditions and provisions of the Lease, subject to the following:

    (a)  As of the date hereof, with respect to the 19/th/ Floor Space:

         (i) "Tenant's Proportionate Share" under Section 3.02(c) of the Lease shall be increased by 3.4058%;

         (ii) The "Operating Payment" multiplier under clause (ii) of the first sentence of the second paragraph of Section 3.01(c) of the Lease shall be increased by 24,254;

         (iii)  For purposes of calculating Tenant's Operating Payments allocable to the 19/th/ Floor Space, the Base Wage Rate shall be the Wage Rate in effect on January 1, 1997; and
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                                                     Ambac Assurance Corporation
                                                                  August 1, 1997
                                                                          page 2


         (iv) For purposes of calculating Tenant's Tax Payments allocable to the 19/th/ Floor Space, the Basic Tax shall be the Taxes for the real estate tax fiscal year commencing July 1, 1997 and ending June 30, 1998, as finally determined.

         (v) Nothing contained in this paragraph 2(a) shall affect Tenant's Operating Payments or Tenant's Tax Payments for the existing Premises other than the 19/th/ Floor Space.

   (b) Landlord shall perform (i) demolition of all portions of the 19/th/ Floor Space other than the core bathrooms and other core areas on the floor and cart away all debris caused thereby, (ii) asbestos removal in compliance with all laws and requirements of any public authority having jurisdiction with respect to the same as is required for the issuance of an ACP-5 Certificate for the 19/th/ floor of the Building and (iii) fireproof the 19/th/ floor of the Building as required by laws or requirements of public authorities (all of such work to constitute, the "Landlord's 19/th/ Floor Work"). Such work shall be completed on or prior to September 15, 1997 (the "Work Completion Date"). If Landlord's 19/th/ Floor Work is not substantially complete on or before the Work Completion Date, then Landlord and Tenant agree that the failure to substantially complete Landlord's 19/th/ Floor Work on or before the Work Completion Date shall in no way affect the validity of this Agreement or the inclusion of the 19/th/ Floor Space in the Premises or the obligations of the Landlord or Tenant hereunder; provided, however, in the event Landlord shall fail to substantially complete Landlord's 19/th/ Floor Work on or before the Work Completion Date, then for each one day after the Work Completion Date that Landlord's 19/th/ Floor Work is not substantially complete, Tenant shall receive a credit equal to $1927.03 per day which credit shall be applied to Fixed Rent commencing on April 1, 1999, provided that no more than $57,810.90 of such credit shall be applied against the Fixed Rent in any month, and any excess shall be carried over to the following month. Tenant has examined the 19/th/ Floor Space and, with the exception of the Landlord's 19/th/ Floor Work, agrees to take the same "as is" and Landlord shall not be obligated to perform any other work or incur any other expense to prepare the 19/th/ Floor Space for Tenant's use and the provisions of Landlord's Work in Article 38 of the Lease shall not apply to the 19/th/ Floor Space.

   (c)   To the extent required by applicable law, Landlord shall, in conjunction with the Tenant's initial buildout of its space, perform any work required to bring the core areas of the 19/th/ floor of the Building in compliance with the American with Disabilities Act of 1990, as amended to date.
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                                                     Ambac Assurance Corporation
                                                                  August 1, 1997
                                                                          page 3

   (d) Landlord shall deliver to Tenant an ACP-5 Certificate applicable to the area in which Landlord shall perform asbestos removal pursuant to paragraph 2(b) herein. Landlord shall deliver to Tenant such ACP-5 Certificate promptly after Tenant delivers to Landlord construction plans for the 19/th/ Floor Space which are sufficient to obtain such ACP-5 Certificate.

   (e) The provisions of Article 14 of the Lease which are applicable to Tenant's use and consumption of electricity in the 15/th/, 16/th/ and 17/th/ floors of the Building shall apply to Tenant's use and consumption of electricity in the 19/th/ Floor Space; provided (i) the $2.80 per rentable square foot "interim rate" described in Section
         14.01 of the Lease shall commence on the date that Tenant commences its buildout of the 19/th/ Floor Space and (ii) Landlord shall install the meters described in Section 14.01 of the Lease with respect to the 19/th/ Floor Space within six (6) months after the completion of Landlord's 19/th/ Floor Work and in the event that Landlord fails to install such meters within such six (6) month period then the remedies available to Tenant under Section 37.03 of the Lease with respect to the installation of meters in the 18/th/ floor of the Building shall be available to Tenant with respect to the installation of meters in the 19/th/ Floor Space.

3. Sections 1.04(a) of the Lease is hereby deleted in its entirety and the following is inserted in its place:

    "(a) fixed rent (herein called "Fixed Rent") at the following rates during the following periods:

         (i) For the period commencing on the Commencement Date and ending March 14, 1994, Zero and 00/100 ($0.00) DOLLARS per annum;

         (ii) For the period commencing March 15, 1994 (hereinafter called the "Rent Commencement Date") and ending June 30, 1995, ONE MILLION NINE HUNDRED SIXTY-FOUR THOUSAND FIVE HUNDRED SEVENTY-FOUR and 00/100 ($1,964,574.00) DOLLARS per annum;


         (iii) For the period commencing on the July 1, 1995 (hereinafter called the "18/th/ Floor Rent Commencement Date") and ending December
               31, 1995, TWO MILLION SIX HUNDRED NINETEEN THOUSAND FOUR HUNDRED THIRTY-TWO and 00/100 ($2,619,432.00) DOLLARS per annum;
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                                                     Ambac Assurance Corporation
                                                                  August 1, 1997
                                                                          page 4


          (iv) For the period commencing January 1, 1996 and ending December 31, 1996, TWO MILLION SEVEN HUNDRED SIXTY-FOUR THOUSAND NINE HUNDRED FIFTY-SIX and 00/100 ($2,764,956.00) DOLLARS per annum;

          (v) For the period commencing January 1, 1997 and ending December 31, 1997, TWO MILLION EIGHT HUNDRED THIRTEEN THOUSAND FOUR HUNDRED SIXTY-FOUR and 00/100 ($2,813,464.00) DOLLARS per annum;

          (vi) For the period commencing January 1, 1998 and ending December 31, 1998, THREE MILLION NINETY-NINE THOUSAND SIX HUNDRED SIXTY-ONE and 20/100 ($3,099,661.20) DOLLARS per annum;

          (vii) For the period commencing January 1, 1999 and ending March 31, 1999, THREE MILLION THREE HUNDRED NINETY THOUSAND SEVEN HUNDRED NINE and 20/100 ($3,390,709.20) DOLLARS per annum;

          (viii) For the period commencing April 1, 1999 and ending December 31, 2001, FOUR MILLION TWO HUNDRED THIRTY-EIGHT THOUSAND THREE HUNDRED EIGHTY-SIX and 50/100 ($4,238,386.50) DOLLARS per annum;

          (ix) For period commencing January 1, 2002 and ending December 31, 2008, FOUR MILLION THREE HUNDRED FIFTY-NINE THOUSAND SIX HUNDRED FIFTY-SIX DOLLARS and 50/100 ($4,359,656.50) DOLLARS per annum;

          (x) For the period commencing January 1, 2009 and ending on December 31, 2009, FOUR MILLION FIVE HUNDRED FORTY-ONE THOUSAND FIVE HUNDRED SIXTY-ONE DOLLARS and 50/100 ($4,541,561.50) DOLLARS per annum;

          (xi) For the period commencing January 1, 2010 and ending on September 30, 2014, FOUR MILLION NINE HUNDRED SIXTY-SIX THOUSAND SIX and 50/100 ($4,966,006.50) DOLLARS per annum;

          (xii) For the period commencing on October 1, 2014 and ending on the Expiration Date, FIVE MILLION THREE HUNDRED NINETY THOUSAND
                 FOUR HUNDRED FIFTY-ONE and 50/100 ($5,390,451.50) DOLLARS per annum.
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                                                     Ambac Assurance Corporation
                                                                  August 1, 1997
                                                                          page 5


    Such Fixed Rent shall be payable commencing on the Rent Commencement Date and thereafter in equal monthly installments in advance on the first day of each and every calendar month during the term of the Lease, and"

4.  Article 41 of the Lease is hereby deleted in its entirety.

5. (a) As of July 31, 1997 and thereafter throughout the term of the Lease, Landlord shall furnish, in addition to the 100 tons of condenser water to be provided pursuant to Article 15 of the Lease, 40 tons of additional condenser water from the Building tower for Tenant's use, and Tenant shall pay, as additional rent, at the same time together with the payments of the monthly rent under the Lease, the amounts set forth in this paragraph (hereinafter referred to as the "Additional Condenser Water Charges") for such 40 tons. The Additional Condenser Water Charges are twenty-five cents ($0.25) per ton per hour of the maximum permitted use (whether or not Tenant shall use such maximum) per year, which rate shall be increased on each anniversary of the July 31, 1997 to an amount equal to 105% of the Additional Condenser Water Charges payable during the immediately preceding year (without regard to any abatement or setoff which may have been in effect). Tenant shall obtain and maintain, at Tenant's sole cost and expense, all permits necessary for the operation of any air conditioning units installed in the Premises, other than those relating to the supply of condenser water by Landlord.

    (b) As of the date hereof, Tenant shall be entitled to an additional 6 Blocs (as such term is defined in Section 15.04(a) of the Lease) during each calendar year to occur during the term of the Lease (prorated with respect to any partial calendar year to occur during the term of the Lease).

6.  (a)  For the period (the "Additional Basement Term") from April 29, 1997
         (the "Basement Effective Date") until October 31, 1997 (the "Basement Termination Date") Tenant shall have the right to use and occupy the portion of the basement area of the Building known as Subconcourse level no. 2 substantially as shown hatched on the floor plan annexed hereto as Exhibit B (hereinafter referred to as the "Additional
         Basement Space"); accordingly, effective as of the Basement Effective Date throughout the Additional Basement Term the Basement Space (as
         such term is used in the Lease) shall include the Additional Basement Space, and except as hereinafter expressly otherwise provided in this Amendment, all of the terms, covenants, conditions and provisions of
         Article 42 of the Lease shall be applicable to the Additional Basement Space from and after the Basement Effective Date, and all references in the Lease to the Basement Space shall be deemed to include the Additional Basement Space.
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                                                     Ambac Assurance Corporation
                                                                  August 1, 1997
                                                                          page 6

    (b) In the event Landlord's 19/th/ Floor Work is not substantially complete on or prior to the Work Completion Date then for each one day after the Work Completion Date that Landlord's 19/th/ Floor Work is not substantially complete, the Basement Termination Date as defined herein shall occur one calendar day later.

    (c) Effective as of the Basement Effective Date, the Fixed Rent payable pursuant to Section 42.01 of the Lease shall be increased (in addition to the amounts set forth in Section 42.01 of the Lease) with respect to the Additional Basement Space as follows:

               For the period commencing on the Basement Effective Date and ending on the Basement Termination Date, at the rate of TWENTY THOUSAND FOUR HUNDRED THIRTY and 00/100 ($20,430.00) DOLLARS per annum ($1,702.50 per month).

    (d) Tenant agrees that it shall vacate the Additional Basement Space no later than the Basement Termination Date. In addition, all other terms of the Lease relating to the termination of the Basement Space Term shall apply to the termination of the Additional Basement Term with respect to the Additional Basement Space.

    (e) The Basement Space Term with respect to the existing Basement Space without regard to the Additional Basement Space) shall terminate 30 days after the date that Tenant first uses the 19/th/ Floor Space for the purpose of conducting business operations or at such earlier time as Tenant gives five (5) business days notice to Landlord of its intent to vacate such Basement Space.

7. Tenant represents that it has not dealt with any brokers other than Insignia/Edward S. Gordon Company, Inc. in connection with this Amendment, and agrees to indemnify and hold harmless Landlord from and against any and all claims for brokerage commission and all costs, expenses and liabilities (including, without limitation, reasonable attorneys fees) by any person other than Insignia/Edward S. Gordon Company, Inc. in connection with this agreement. Landlord represents that it has not dealt with any brokers other than Edward S. Gordon in connection with this Amendment.

8. Landlord shall cooperate with Tenant, at Tenant's cost and expense, in connection with any application made, or proposed to be made, by Tenant seeking a refund, abatement, reduction, rebate, or incentive pursuant to
   Title 4 of Article 4 of the New York Real Property Tax Law, commonly referred to as the lower Manhattan tax incentive plan (the "Lower Manhattan Tax Incentive Plan") with respect to the 19/th/ Floor Space. Landlord shall not be required hereunder to take any action, other than to cooperate with Tenant as aforesaid (including the execution of application materials prepared by Tenant), in order to make any such refund, abatement, reduction, rebate
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                                                     Ambac Assurance Corporation
                                                                  August 1, 1997
                                                                          page 7

   or incentive available to Tenant. Tenant shall indemnify and hold Landlord harmless from and against all loss, damage, liability, reasonable cost or reasonable expense of any nature (including without limitation reasonable attorney's fees and disbursements) resulting from Landlord's cooperation with Tenant as aforesaid. Nothing contained in this paragraph, however, shall be deemed or construed to constitute any representation or warranty by Landlord that Tenant will be entitled to any refund, abatement, reduction, rebate, or incentive pursuant to the Lower Manhattan Tax Incentive Plan.

9. Notwithstanding any other provision to the contrary, in the event that Landlord receives any refund or abatement of Taxes pursuant to the Lower Manhattan Tax Incentive Plan, or any other similar tax reduction, rebate or incentive which is attributable to and passed though to a particular tenant(s) in the Building (whether related to the Premises under the Lease or otherwise and whether related to the Tenant or another tenant in the Building), (i) Tenant shall not be entitled to any payment or credit under the Lease in connection with such refund or abatement (except to the extent such abatement is for the benefit of, and required by law to be paid to, Tenant) and (ii) for purposes of computing Taxes for any Tax Year pursuant to
   Section 3.02 of the Lease, there shall not be deducted from Taxes all or any portion of such refund or abatement.

                                                     Ambac Assurance Corporation
                                                                  August 1, 1997
                                                                          page 8


Please confirm your agreement to this letter by executing and returning a copy of this letter to the undersigned.

                              Sincerely,


                              SOUTH FERRY BUILDING COMPANY, Landlord




                              By: /s/ Zev Wolfson
                                  ---------------

                              Name: Zev Wolfson
                                    -----------

                              Title: General Partner
                                     ---------------



ACCEPTED AND AGREED TO:

AMBAC ASSURANCE CORPORATION (formerly known as AMBAC Indemnity Corporation), Tenant


By:     /s/ Frank. Bivona
        -----------------

Name:   Frank J. Bivona
        ---------------

Title:  Chief Financial Officer
        -----------------------



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Enclosure